Exhibit 24

                             POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation, which is about to file a Registration Statement on Form S-3 for the registration of up to 102,000 shares of Ashland Common Stock with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, hereby constitutes and appoints PAUL W. CHELLGREN, DAVID L. HAUSRATH and LINDA L. FOSS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Registration Statement and the exhibits thereto and any and all other documents in connection therewith with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  March 16, 2000


/s/ Paul W. Chellgren                                      /s/ Bernadine P. Healy
---------------------------------------                    -------------------------------------------
Paul W. Chellgren, Chairman of the Board                   Bernadine P. Healy, Director
and Chief Executive Officer


/s/ J. Marvin Quin                                         /s/ Mannie L. Jackson
---------------------------------------                    -------------------------------------------
J. Marvin Quin, Senior Vice President                      Mannie L. Jackson, Director
and Chief Financial Officer


/s/ Kenneth L. Aulen                                       /s/ Patrick F. Noonan
---------------------------------------                    -------------------------------------------
Kenneth L. Aulen, Administrative Vice President,           Patrick F. Noonan, Director
Controller and Principal Accounting Officer


/s/ Samuel C. Butler                                       /s/ Jane C. Pfeiffer
---------------------------------------                    -------------------------------------------
Samuel C. Butler, Director                                 Jane C. Pfeiffer, Director


/s/ Frank C. Carlucci                                      /s/ William L. Rouse, Jr.
---------------------------------------                    -------------------------------------------
Frank C. Carlucci, Director                                William L. Rouse, Jr., Director


/s/ Ernest H. Drew                                         /s/ Theodore M. Solso
---------------------------------------                    -------------------------------------------
Ernest H. Drew, Director                                   Theodore M. Solso, Director


/s/ James B. Farley
---------------------------------------
James B. Farley, Director


                               CERTIFICATION

The undersigned certifies that he is an Assistant Secretary of ASHLAND INC. ("ASHLAND"), a Kentucky corporation, and that, as such, he is authorized to execute this Certificate on behalf of ASHLAND and further certifies that attached is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors of ASHLAND duly called, convened, and held on September 16, 1999 at which a quorum was present and acting throughout.

IN WITNESS WHEREOF,  I have signed this  Certification this 12th day of May
2000.

                                        /s/ J. Michael Peffer
                                   ----------------------------
                                   J. Michael Peffer,
                                   Assistant Secretary

                                EXCERPT FROM

                                ASHLAND INC.
                   MINUTES OF BOARD OF DIRECTORS' MEETING

                             September 16, 1999

                    GRANT OF STOCK OPTIONS TO EMPLOYEES
                     OF MARATHON ASHLAND PETROLEUM LLC
                      AND CERTAIN OF ITS SUBSIDIARIES

              RESOLVED, that approval is hereby granted to issue 102,000 non-qualified Ashland Inc. stock options to 235 individuals employed by Marathon Ashland Petroleum LLC to purchase Ashland Common Stock, at an exercise price equal to the closing price on the New York Stock Exchange composite tape on September 16, 1999 [which price was subsequently determined to be $36.625 per share] under the terms set forth in the Ashland Inc. Stock Option Plan for Employees of Joint Ventures and the Notice of Grant of Non-Qualified Stock Option provided to each recipient of such stock options;

              FURTHER RESOLVED, that the Chairman of the Board or any Vice President of the Corporation, the Secretary or any Assistant Secretary of the Corporation (the "Authorized Officers") be, and each of them hereby is, acting singly, authorized to execute and file with Securities and Exchange Commission (1) a Registration Statement on Form S-3 or any other appropriate form with respect to the Common Stock underlying the stock options to be granted pursuant to the foregoing resolution and (2) such further amendments thereto as are necessary or desirable;

              FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized to cause the Corporation to make application to the New York Stock Exchange and the Chicago Stock Exchange for the listing on such Exchanges, upon official notice of issuance of the Common Stock to be issued pursuant to the foregoing resolutions and to take all other action which in their judgment shall be necessary, proper or advisable to accomplish the foregoing;

              FURTHER RESOLVED, that in connection with the stock option grants contemplated under the foregoing resolutions, there may be credited to the Corporation's capital account the sum of $1.00 for each share of Common Stock issued by the Corporation pursuant to an exercise of stock options and the granting and exercise of the stock options shall otherwise be handled on the books of the Corporation in accordance with the laws of the Commonwealth of Kentucky and generally accepted accounting principles; and

              FURTHER RESOLVED, that the Authorized Officers be, and they hereby are, authorized to take all such further action and to execute all such further instruments and documents, in the name and on behalf of the Corporation, as shall be necessary, proper or advisable to accomplish the purposes of the foregoing resolutions.

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